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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated February 14, 1997, relating to the financial statements and financial highlights of Short Term Global Government Fund and Short Term High Quality Bond Fund, each a portfolio constituting part of The Sierra Variable Trust, which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" relating to Short Term Global Government Fund and Short Term High Quality Bond Fund included in the Prospectus of the Sierra Variable Trust, dated May 1, 1997, which accompanies the Registration Statement and under the headings "Counsel and Auditor" and "Financial Statements" relating to Short Term Global Government Fund and Short Term High Quality Bond Fund included in the Statement of Additional Information of the Sierra Variable Trust dated May 1, 1997, which is incorporated by reference into the Registration Statement.

PRICE WATERHOUSE LLP
Boston, Massachusetts
October 9, 1997